Execution Version Certain information in the marked exhibit below has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential. Omissions are designated as “[*****]”. FIRST AMENDMENT TO SECOND AMENDED AND RESTATED STANDBY LETTER OF CREDIT AGREEMENT This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED STANDBY LETTER OF CREDIT AGREEMENT, dated as of June 9, 2025 (this “First Amendment”), is by and among EVEREST REINSURANCE (BERMUDA), LTD., a company incorporated and existing under the laws of Bermuda (the “Account Party”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Bank”). RECITALS The Account Party and Bank are parties to (a) that certain Second Amended and Restated Standby Letter of Credit Agreement, dated as of June 10, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect prior to the date hereof, the “Existing L/C Agreement”) and (b) that certain Second Amended and Restated Pledge and Security Agreement, dated as of June 10, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect prior to the date hereof, the “Existing Pledge Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Existing L/C Agreement (as amended by this First Amendment). The parties now desire to amend the Existing L/C Agreement and the Existing Pledge Agreement on the terms and conditions set forth herein. STATEMENT OF AGREEMENT The parties hereto agree as follows: ARTICLE I AMENDMENTS 1.1 Amendments to the Existing L/C Agreement. (a). The Existing L/C Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the bold and double- underlined text (indicated textually in the same manner as the following example: double underlined text) as set forth on Annex A attached hereto on and as of the First Amendment Effective Date. (b). Schedule II to the Existing L/C Agreement is hereby amended in its entirety to read in the form of such Schedule II attached hereto as Annex B to this First Amendment. (c). Exhibit B to the Existing L/C Agreement is amended in its entirety to read in the form of such Exhibit B attached hereto as Annex C to this First Amendment. 1.2 Amendment to the Existing Pledge Agreement. (a). Clause (ii)(A) of Section 4(e) of the Existing Pledge Agreement is hereby amended and restated as follows:

“the Collateral Value (with respect to all remaining Accounts of such Pledgor and all other Collateral pledged by or on behalf of such Pledgor pursuant to any Credit Document) would equal or exceed the aggregate amount of Outstanding Tranche B Letters of Credit and Outstanding Tranche C Letters of Credit and” (b). Section 6(b) of the Existing Pledge Agreement is hereby amended and restated as follows: “So long as no Event of Default has occurred and is continuing, the Pledgor may withdraw excess securities and/or cash from the Account (a “Release Event”) if the Pledgor shall provide to the Bank a certificate reasonably satisfactory in form and substance to the Bank showing that, after giving effect to such withdrawal, the Collateral Value of the eligible Collateral remaining in the Account shall at least equal the sum of the then Outstanding Tranche B Letters of Credit and Outstanding Tranche C Letters of Credit. Upon receipt and approval of such certificate by the Bank, the Bank shall provide to the Custodian a notice in the form attached hereto as Exhibit B authorizing such release. All such securities and cash that the Pledgor withdraws from the Account in accordance with this Section 6(b) shall be free and clear of the Bank’s security interest and shall no longer be part of the Collateral. Notwithstanding the occurrence or nonoccurrence of an Event of Default, the Pledgor shall at all times maintain a required Collateral Value of eligible Collateral in the Account at least equal to the sum of the then Outstanding Tranche B Letters of Credit and Outstanding Tranche C Letters of Credit.” ARTICLE II CONDITIONS OF EFFECTIVENESS 2.1 This First Amendment shall become effective as of the date of this Agreement (the “First Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied: (a). Executed Credit Documents. Bank shall have received a duly executed counterpart of this Amendment from the Account Party. (b). Closing Certificates; Etc. Bank shall have received each of the following in form and substance reasonably satisfactory to Bank: (i) Officer’s Certificate. A certificate from a Responsible Officer of the Account Party to the effect that (A) all representations and warranties of the Account Party contained in this First Amendment are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects) on and as of the First Amendment Effective Date (except to the extent that such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date) after giving effect to this First Amendment; and (B) immediately before and after giving effect to this First Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing. 2

(ii) Certificate of Secretary of the Account Party. A certificate of a Responsible Officer of the Account Party certifying as to the incumbency and genuineness of the signature of each officer of the Account Party authorized to execute the Credit Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the memorandum of association (or equivalent), as applicable, of the Account Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) the bylaws or other governing document of the Account Party as in effect on the First Amendment Effective Date, (C) resolutions duly adopted by the board of directors (or other governing body) of the Account Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this First Amendment and the other Credit Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 2.1(b)(iii). (iii) Certificates of Good Standing. Certificates as of a recent date of the good standing of the Account Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, and, to the extent requested by Bank, each other jurisdiction where the Account Party is qualified to do business. (iv) Opinions of Counsel. Opinions of counsel to the Account Party addressed to Bank with respect to the Account Party, the Credit Documents and such other matters as Bank shall request (which such opinions shall expressly permit reliance by permitted successors and assigns of Bank). (v) [*****]. (c). Lien Search. Bank shall have received the results of a Lien search, in form and substance reasonably satisfactory to Bank, indicating among other things that the Collateral is free and clear of any Lien. (d). Payments at Closing. The Account Party shall have paid to Bank (A) [*****] and (B) all other fees and expenses required to be paid pursuant to Section 5.7 hereof. (e). Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this First Amendment shall be satisfactory in form and substance to Bank. Bank shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this First Amendment. ARTICLE III REPRESENTATIONS AND WARRANTIES 3.1 To induce Bank to enter into this First Amendment, the Account Party represents and warrants to Bank on and as of the First Amendment Effective Date that: (a). Existence, Qualification and Power. The Account Party (i) is duly organized or formed, validly existing and, as applicable, in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents 3 and approvals to execute and deliver this First Amendment and perform its obligations under this First Amendment and the Existing L/C Agreement as amended hereby, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the laws of each jurisdiction in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed would have a Material Adverse Effect. (b). Authorization; No Contravention. The execution and delivery by the Account Party of this First Amendment and performance by the Account Party of this First Amendment and each other Credit Document to which it is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) violate or contravene its memorandum of association, bye-laws or other organizational documents; (ii) violate or contravene any order, writ, law, treaty, rule, regulation or determination of any Governmental Authority, in each case applicable to or binding upon it or any of its property, the violation or contravention of which would have a Material Adverse Effect; or (iii) result in the breach of any provision of, or in the imposition of any lien or encumbrance (except for liens or encumbrances created under the Credit Documents) under, or constitute a default or event of default under, any agreement or arrangement to which it is a party or by which it or any of its property is bound, the contravention of which agreement or arrangement would have a Material Adverse Effect. (c). Governmental Authorization; Other Consents. No authorization, approval or consent of, or notice to or filing with, any Governmental Authority is required to be made by the Account Party in connection with the execution and delivery by the Account Party of the First Amendment or any Credit Document to which it is a party, except for those which have been duly obtained, taken, given or made and are in full force and effect; and except where failure to obtain the foregoing could not reasonably be expected to have a Material Adverse Effect. (d). Execution and Delivery; Binding Effect. This First Amendment has been duly executed and delivered by the Account Party. This First Amendment constitutes a legal, valid and binding obligation of the Account Party party hereto, enforceable against the Account Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity. (e). Incorporation of Representation and Warranties. The representations and warranties contained in the Existing L/C Agreement, the Existing Pledge Agreement and the other Credit Documents are true and correct in all material respects as of the date hereof, both immediately before and after giving effect to this First Amendment, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty is true and correct in all respects, on and as of the date hereof (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty is true and correct in all material respects as of such earlier date, except for any such representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty is true and correct in all respects as of such earlier date) and (ii) no Default or Event of Default has occurred and is continuing, both immediately before and immediately after giving effect to this First Amendment. ARTICLE IV ACKNOWLEDGMENT AND CONFIRMATION The Account Party hereby confirms and agrees that after giving effect to this First Amendment, the Existing L/C Agreement (as amended by this First Amendment), the Existing Pledge Agreement (as amended by this First Amendment) and the other Credit Documents remain in full force and effect and 4 enforceable against it in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and the amendments to the Existing L/C Agreement and the Existing Pledge Agreement made pursuant to this First Amendment shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Obligations of the Account Party evidenced by or arising under the Existing L/C Agreement, the Existing Pledge Agreement and the other Credit Documents, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect. The Account Party represents and warrants to Bank that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Credit Documents, or if the Account Party has any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this First Amendment. This acknowledgment and confirmation by the Account Party is made and delivered to induce Bank to enter into this First Amendment. The Account Party acknowledges that Bank would not enter into this First Amendment in the absence of the acknowledgment and confirmation contained herein. ARTICLE V MISCELLANEOUS 5.1 Credit Document. From and after the date hereof (a) all references to the Existing L/C Agreement or the Existing Pledge Agreement, as appliable, set forth in any Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Existing L/C Agreement and Existing Pledge Agreement, as amended by this First Amendment and as may be further amended, modified, restated or supplemented from time to time, and (b) this First Amendment shall constitute a Credit Document. 5.2 Governing Law. This First Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York (without regard to the conflicts of law provisions thereof). 5.3 Severability. To the extent any provision of this First Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this First Amendment in any jurisdiction. 5.4 Successors and Assigns. This First Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. 5.5 Construction. The headings of the various sections and subsections of this First Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. 5.6 Integration; Counterparts. This First Amendment constitutes the entire contract among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This First Amendment may be executed and delivered via facsimile or electronic mail with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this First Amendment shall be deemed to include electronic signatures or the 5 keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Bank of a manually signed letter which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed letter converted into another format, for transmission, delivery and/or retention. 5.7 Expenses. The Account Party shall (i) pay all reasonable, documented fees and expenses of counsel to Bank and (ii) reimburse Bank for all reasonable, documented out-of-pocket costs and expenses, in each case, in connection with the preparation, negotiation, execution and/or delivery of this First Amendment. [signatures follow] 6

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized officers as of the date first above written. EVEREST REINSURANCE (BERMUDA), LTD. By: Name: [*****] Title: [*****] Signature Page to First Amendment to Second A&R Standby Letter of Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION By: Name: [*****] Title: [*****] Signature Page to First Amendment to Second A&R Standby Letter of Credit Agreement

Annex A Conformed Credit Agreement [Attached].

EXECUTION VERSION Second Amended and Restated Standby Letter of Credit Agreement (Committed/Secured) June 10, 2024 SECOND AMENDED AND RESTATED STANDBY LETTER OF CREDIT AGREEMENT (the “Agreement”), dated as of June 10, 2024, by and among EVEREST REINSURANCE (BERMUDA), LTD., a company incorporated and existing under the laws of Bermuda (the “Account Party”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Bank”). 1. DEFINED TERMS. (a) Definitions. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof): “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “A.M. Best” means A.M. Best Company, Inc. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Account Party or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including, to the extent applicable, the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder. “Anti-Money Laundering Laws” means any and all laws, rules and regulations applicable to the Account Party or any of its Subsidiaries from time to time concerning or relating to terrorism financing or money laundering, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959). “Applicable Margin” means [*****]: [*****] [*****] [*****] [*****] [*****] [*****] [*****] [*****] [*****] [*****]. 17103949v6

“Application” has the meaning set forth in Section 2(a). “Annual Statement” means, with respect to the Account Party for any fiscal yearFiscal Year, the annual financial statements of the Account Party as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile and in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith. “Bankruptcy Law” means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as amended, modified, succeeded or replaced from time to time, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or any state thereof, Bermuda or any other foreign or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 CFR § 1010.230. “Business Day” means (i) any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina, Hamilton, Bermuda and New York City, New York, are open for the conduct of their commercial banking business and (ii) when used in connection with a Letter of Credit denominated in Canadian dollars, such day is also a day on which banks are open for dealings in deposits in Canadian dollars in both Toronto and Montreal. “Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing. “Change in Law” means the occurrence after the date of this Agreement of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation or treaty, or (c) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. federal or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued. “Closing Date” means June 10, 2024 2 17103949v6

“Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder. “Collateral” means all the assets, property and interests in property that shall from time to time be pledged or be purported to be pledged as direct or indirect security for the Obligations pursuant to any one or more of the Security Documents. “Collateral Value” for any Business Day shall be calculated as set forth on Attachment A to Exhibit B. [*****]. “Commitment” means the obligation of Bank to Issue Letters of Credit for the account of the Account Party hereunder in an aggregate principal amount at any time outstanding not to exceed $500,000,000, as such amount may be reduced from time to time pursuant to the terms hereof. “Commitments” means, collectively, the Tranche A Commitment, the Tranche B Commitment and the Tranche C Commitment. [*****]. “Commitment Termination Date” means the earliest to occur of (a) June 109, 20252027, (b) the date of termination of the entireeach Commitment in its entirety by the Account Party pursuant to Section 2(h), and (c) the date of termination of the CommitmentCommitments pursuant to Section 11(a). “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Control Agreement” means the control agreement among Custodian, Bank and the Account Party, as amended, supplemented or restated from time to time, pursuant to which a lien on one or more Custodial Accounts and the contents thereof and all security entitlements related thereto securing the Obligations is perfected in favor of Bank. “Conversion Notice” has the meaning given to such term in Section 2(a)(ii). “Covenant Compliance Worksheet” means a fully completed worksheet in the form of Annex A to Exhibit A. “Credit Documents” means, collectively, this Agreement, the Letter of Credit Documents and each Security Document. “Custodial Account” means each custodial, brokerage or similar account of the Account Party maintained by the Custodian as a “securities account” within the meaning of Section 8-501(a) of the UCC for the Account Party as the “entitlement holder” within the meaning of Section 8-102(7) of the UCC pursuant to a custodial agreement, on which (and on the contents of which) a lien has been granted as security for the Obligations. 3 17103949v6

“Custodian” means The Bank of New York Mellon (in its capacity as custodian of the Custodial Accounts). “Default” means any of the events specified in Section 10 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default. “Disqualified Capital Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or (iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (A) debt securities or (B) any Capital Stock referred to in clause (i) or (ii) above, in each case under clause (i), (ii) or (iii) above at any time on or prior to the Final Maturity Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock. “Dollar Amount” means, subject to Section 1(b), for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount and (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in Dollars as determined by Bank at such time in its sole discretion by reference to the most recent Spot Rate for such Foreign Currency (as determined as of the most recent Revaluation Date) for the purchase of Dollars with such Foreign Currency. “Dollars” or “$” means dollars of the United States of America. “Draw Date” has the meaning specified in Section 2(b)(i). “Due Date” has the meaning specified in Section 2(b)(i). “ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder. “Event of Default” has the meaning specified in Section 10. “Exchange Act” means the Securities Exchange Act of 1934. “Existing Agreement” means that certain Amended and Restated Standby Letter of Credit Agreement, dated as of May 2, 2023, between the Account Party and the Bank, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time prior to the Closing Date. “Existing Letter of Credit” means those letters of credit existing on the ClosingFirst Amendment Effective Date and identified on Schedule II. “FATCA” means (a) Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) 4 17103949v6 of the Code, (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction with the purpose (in either case) of facilitating the implementation of (a) above, or (c) any agreement pursuant to the implementation of paragraphs (a) or (b) above with the IRS, the United States government or any governmental or taxation authority in the United States. “Final Expiry Date” means the date when the Final Maturity Date has occurred, all Letters of Credit have expired or terminated and all Obligations owing hereunder and in the other Credit Documents have been paid in full. “Final Maturity Date” means the first anniversary of the Commitment Termination Date. “Financial Strength Rating” means, [*****]. “First Amendment Effective Date” means June 9, 2025. “Fiscal Year” means the fiscal year of the Account Party and its Subsidiaries. “Foreign Currency” means Canadian dollars. “Foreign Currency Equivalent” means, subject to Section 1(b), for any amount, at the time of determination thereof, with respect to any amount expressed in Dollars, the equivalent of such amount thereof in the applicable Foreign Currency as determined by the Bank at such time on the basis of the Spot Rate (determined as of the most recent Revaluation Date) for the purchase of such Foreign Currency with Dollars. “Foreign Currency Sublimit” means the Foreign Currency Equivalent of [*****]. “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied. “Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra- national bodies such as the European Union or the European Central Bank). “Hedge Agreement” means any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates, including any swap agreement (as defined in 11 U.S.C. § 101). “Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating 5 17103949v6 to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include Bank or any affiliate of Bank). “Indebtedness” means, with respect to any Person (without duplication), (i) all indebtedness of such Person for borrowed money or in respect of loans or advances, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers’ acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all obligations of such Person as lessee under leases that are or are required to be, in accordance with GAAP, recorded as capital or finance leases, to the extent such obligations are required to be so recorded, (vii) all obligations and liabilities of such Person incurred in connection with any transaction or series of transactions providing for the financing of assets through one or more securitizations or in connection with, or pursuant to, any synthetic lease or similar off-balance sheet financing, (viii) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any (for purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors or other governing body of the issuer of such Disqualified Capital Stock), (ix) the Hedge Termination Value of such Person under any Hedge Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date, (x) all Contingent Obligations of such Person in respect of Indebtedness of other Persons and (xi) all indebtedness referred to in clauses (i) through (x) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person. “Instructions” has the meaning set forth in Section 2(a). “Insurance Regulatory Authority” means, with respect to the Account Party, the insurance department or similar Governmental Authority charged with regulating insurance companies or insurance holding companies, in its jurisdiction of domicile and, to the extent that it has regulatory authority over the Account Party, in each other jurisdiction in which the Account Party conducts business or is licensed to conduct business. 6 17103949v6

“Investment Company Act” means the Investment Company Act of 1940 (15 U.S.C. § 80(a)(1), et seq.). “IRS” means the United States Internal Revenue Service. “Issue” means, with respect to any Letter of Credit, to issue, to amend or to extend the expiry of, or to renew or increase the stated amount of, such Letter of Credit. The terms “Issued”, “Issuing” and “Issuance” have corresponding meanings. “Letters of Credit” means the collective reference to standby letters of credit Issued pursuant to Section 2. “Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any Applications, agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit. [*****]. “Lien” means any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing. “Material Adverse Effect” means a material adverse effect upon (i) the financial condition, operations, business, properties or assets of the Account Party and its Subsidiaries, taken as a whole, (ii) the ability of the Account Party to perform its respective payment or other material obligations under this Agreement or any of the other Credit Documents or (iii) the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of Bank hereunder and thereunder. “Non-Extension Notice Date” has the meaning given to such term in Section 2(g). “Notice of Non-Extension” has the meaning given to such term in Section 2(g). “Obligations” means all obligations and liabilities (including any interest and fees accruing after the filing of a petition or commencement of a case by or with respect to the Account Party seeking relief under any applicable Bankruptcy Laws, whether or not the claim for such interest or fees is allowed in such proceeding), including without limitation, reimbursement and other payment obligations and liabilities, of the Account Party to Bank arising under, or in connection with, the applicable Credit Document, including, without limitation, Section 5 below, any Application or any Letter of Credit, in each case whether matured or unmatured, absolute or contingent, now existing or hereafter incurred. “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control. [*****]. 7 17103949v6

“Other Taxes” has the meaning specified in Section 2(c). “Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq. “Outstanding Letters of Credit” means, collectively, the Outstanding Tranche A Letters of Credit, the Outstanding Tranche B Letters of Credit and the Outstanding Tranche C Letters of Credit. “Outstanding Tranche A Letters of Credit” means, as of any date, the sum of (a) the Stated Amount of all outstanding Tranche A Letters of Credit at such time and, without duplication, (b) all reimbursement obligations in respect of Tranche A Letters of Credit at such time. “Outstanding Tranche B Letters of Credit” means, as of any date, the sum of (a) the Stated Amount of all outstanding Tranche B Letters of Credit at such time and, without duplication, (b) all reimbursement obligations in respect of Tranche B Letters of Credit at such time. “Outstanding Tranche C Letters of Credit” means, as of any date, the sum of (a) the Stated Amount of all outstanding Tranche C Letters of Credit at such time and, without duplication, (b) all reimbursement obligations in respect of Tranche C Letters of Credit at such time. “PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)). “Payment Date” has the meaning specified in Section 2(b)(i). “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity. “Pledge Agreement” means the Second Amended and Restated Pledge and Security Agreement, dated as of the date hereof, made by the Account Party in favor of Bank, as amended, supplemented or restated from time to time. “Prime Rate” means [*****]. 8 17103949v6

“Quarterly Statement” means, with respect to the Account Party for any fiscal quarter, the quarterly financial statements of the Account Party. “Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of such Person or any other officer of such Person designated in writing by the Account Party and reasonably acceptable to Bank; provided that, to the extent requested thereby, Bank shall have received a certificate of such Person certifying as to the incumbency and genuineness of the signature of each such officer. Any document delivered hereunder or under any other Credit Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person. “Revaluation Date” means, subject to Section 1(b), with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in a Foreign Currency, but only as to the stated amount of the Letter of Credit so issued on such date, (ii) in the case of all Existing Letters of Credit denominated in a Foreign Currency the ClosingFirst Amendment Effective Date, but only as to such Existing Letters of Credit, and (iii) each such additional date as the Bank shall determine or require. “Sanctioned Country” means at any time, a country, region or territory or region which is itself (or whose government is) the subject or target of any comprehensive Sanctions. “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non- SDN List), the U.S. Department of State, the United Nations Security Council, the European Union,, any European member state, His Majesty’s Treasury, or other relevant sanctions authority, (b) any Person located, operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program. “Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury, or other relevant sanctions authority in any jurisdiction (a) in which the Account Party or any of its Subsidiaries is located or conducts business, (b) in which any of the proceeds of any Letter of Credit will be used, or (c) from which repayment of the Obligations will be derived. “Security Documents” means, collectively, (a) the Pledge Agreement and (b) the Control Agreement and (c) each other document, agreement, certificate and/or financing 9 17103949v6 statement, executed, delivered, made or filed pursuant to the terms of the documents specified in foregoing clauses (a) and (b). “Spot Rate” means, subject to Section 1(b), for any Foreign Currency, the rate provided (either by publication or otherwise provided or made available to Bank) by Thompson Reuters Corp. (or equivalent service chosen by Bank in its reasonable discretion) as the spot rate for the purchase of such Foreign Currency with another currency at the time selected by Bank in accordance with the procedures generally used by Bank for letter of credit facilities. “Standard Letter of Credit Practice” means, for Bank, any U.S. federal or state or foreign law or letter of credit practices applicable in the city in which Bank Issued the applicable Letter of Credit or for its branch or correspondent banks, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be. Such practices shall be (i) of banks that regularly issue letters of credit in the particular city, and (ii) required or permitted under the ISP (as defined below) or UCP (as defined below), as chosen in the applicable Letter of Credit. “ISP” means, International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued. “UCP” means, Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued. “Stated Amount” means, with respect to any Letter of Credit at any time, the aggregate Dollar Amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met). “Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Account Party. “Taxes” has the meaning specified in Section 2(c). “Threshold Amount” means [*****]. “Tranche A Commitment” means the obligation of Bank to Issue Tranche A Letters of Credit for the account of the Account Party hereunder in an aggregate principal amount at any time outstanding not to exceed [*****], or such lesser amount as may be applicable from time to time after the First Amendment Effective Date after giving effect to any reductions of the Tranche A Commitment pursuant to Section 2(h) or Section 11(a). 10 17103949v6

“Tranche A Letter of Credit” means an unsecured Letter of Credit Issued hereunder and identified at the time of Issuance as a Tranche A Letter of Credit by the Account Party. “Tranche B Commitment” means the obligation of Bank to Issue Tranche B Letters of Credit for the account of the Account Party hereunder in an aggregate principal amount at any time outstanding not to exceed [*****], or such greater or lesser amount as may be applicable from time to time after the First Amendment Effective Date after giving effect to any reductions and/or increases of the Tranche B Commitment pursuant to Section 2(h) or Section 11(a). “Tranche B Letter of Credit” means a secured Letter of Credit Issued hereunder and secured by the Collateral that is identified at the time of Issuance as a Tranche B Letter of Credit by the Account Party. “Tranche C Commitment” means the obligation of Bank to Issue Tranche C Letters of Credit for the account of the Account Party hereunder on the First Amendment Effective Date in an aggregate principal amount at any time outstanding not to exceed [*****], which amount shall be reduced from time to time pursuant to Section 2(h)(ii). “Tranche C Commitment Termination Date” means the date on which all of the Outstanding Tranche C Letters of Credit are cancelled, terminated or transferred such that no Tranche C Letters of Credit remain Issued and Outstanding hereunder. “Tranche C Letter of Credit” means a secured Letter of Credit Issued hereunder and secured by the Collateral that is listed as an Outstanding Tranche C Letter of Credit on Schedule II hereto on the First Amendment Effective Date. “Tranche C Termination Notice” has the meaning specified in Section 2(h)(ii). “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York. [*****]. “U.S.” means United States of America. (b) Exchange Rates; Currency Equivalents. (i) The Bank shall determine the Dollar Amount of each Letter of Credit denominated in a Foreign Currency as of each Revaluation Date. Such Dollar Amount shall become effective as of such Revaluation Date and shall be the Dollar Amount of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Account Party hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Foreign Currency for purposes of the Credit Documents shall be such Dollar Amount as so determined by Bank. (ii) Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is 11 17103949v6 denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Bank. (iii) Notwithstanding the foregoing provisions of this Section 1(b) or any other provision of this Agreement, (i) Bank may compute the Dollar Amount of the maximum amount of each applicable Letter of Credit by reference to exchange rates determined using any reasonable method customarily employed by Bank for such purpose, and (ii) the Dollar Amount of all Existing Letters of Credit denominated in a Foreign Currency shall as of the ClosingFirst Amendment Effective Date be as set forth on Schedule II. 2. LETTER OF CREDIT FACILITY. (a) (i) (a) General. At the request of the Account Party, Bank agrees, on and subject to the terms and conditions of this Agreement, to issue standby Letters of Credit as, at the option of the Account Party, Tranche A Letters of Credit or Tranche B Letters of Credit, in each case for the account of the Account Party in U.S. dollars or a Foreign Currency from time to time during the period from the ClosingFirst Amendment Effective Date to but not including the Commitment Termination Date; provided, that (i) no Tranche A Letter of Credit shall be issued if (i) the Stated Amount thereof upon issuance, when added to the Outstanding Tranche A Letters of Credit, would exceed the Tranche A Commitment at such time, (ii) no Tranche B Letter of Credit shall be issued if the Stated Amount thereof upon issuance, when added to the Outstanding Tranche B Letters of Credit, would exceed the Tranche B Commitment at such time, and (iii) no Letter of Credit denominated in a Foreign Currency shall be issued if the Stated Amount thereof upon issuance, when added to the Outstanding Letters of Credit, would exceed the Commitment at such time or (ii) if such Letter of Credit is denominated in a Foreign Currency, the Stated Amount thereof upon issuance, when added to the Outstanding Letters of Credit denominated in a Foreign Currency, would exceed the Foreign Currency Sublimit at such time. Letters of Credit may only be issued on Business Days. The request to issue a Letter of Credit (an “Application”) shall specify whether the requested Letter of Credit shall be a Tranche A Letter of Credit or a Tranche B Letter of Credit and shall otherwise be in such form as Bank shall from time to time require or agree to accept (including any type of electronic form or means of communication acceptable to Bank). Upon the receipt of any Application, Bank shall process such Application in accordance with its customary procedures and shall, subject to Section 4, promptly issue the Letter of Credit requested thereby (but in no event shall Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by Bank and the Account Party. Inquiries, communications and instructions (whether written, facsimile or in other electronic form approved by Bank) regarding a Letter of Credit, an Application and this Agreement are each referred to herein as “Instructions”. Bank’s records of the content of any Instruction will be conclusive, absent manifest 12 17103949v6 error. For the avoidance of doubt, no Tranche C Letters of Credit will be Issued hereunder after the First Amendment Effective Date. (ii) Conversion of Letters of Credit. After the initial Issuance of any Letter of Credit as a Tranche A Letter of Credit or as a Tranche B Letter of Credit, the Account Party may elect, by delivering written notice to Bank (a “Conversion Notice”), that (A) any such Letter of Credit that is a Tranche A Letter of Credit be converted to a Tranche B Letter of Credit or (B) any such Letter of Credit that is a Tranche B Letter of Credit be converted to a Tranche A Letter of Credit. Such election by the Account Party pursuant to any Conversion Notice shall become effective no earlier than the tenth Business Day after the receipt by Bank of such Conversion Notice (or such earlier date as the Bank may consent to in its sole discretion); provided that, (A) no Tranche A Letter of Credit shall be converted to a Tranche B Letter of Credit if the Stated Amount thereof upon conversion, when added to the Outstanding Tranche B Letters of Credit, would exceed the Tranche B Commitment at such time, (B) no Tranche B Letter of Credit shall be converted to a Tranche A Letter of Credit if the Stated Amount thereof upon conversion, when added to the Outstanding Tranche A Letters of Credit, would exceed the Tranche A Commitment at such time and (C), for any conversion from a Tranche A Letter of Credit to a Tranche B Letter of Credit, (I) immediately after giving effect to such conversion, the Collateral Value of the Collateral shall be equal to or exceed the aggregate amount of the Outstanding Tranche B Letters of Credit and the Outstanding Tranche C Letters of Credit, and (II) the Account Party shall have delivered to Bank a [*****] demonstrating the satisfaction of the conditions contained in the preceding clause (I). (b) General Payment Obligations. For each Letter of Credit, the Account Party shall, as to clause (i) below, reimburse Bank, and as to all other clauses below, pay Bank, in each case in U.S. dollars or a Foreign Currency: (i) with respect to a drawing under any Letter of Credit, the amount of each drawing paid by Bank thereunder (such date of payment hereinafter referred to as the “Draw Date”) no later than the first succeeding Business Day after the Account Party’s receipt of notice of such payment by Bank (the “Due Date”), with interest as provided below on the amount so paid by Bank (to the extent not reimbursed prior to 2:00 p.m. Eastern Time on the Draw Date) for the period from the Draw Date to the date the reimbursement obligation created thereby is satisfied in full (the “Payment Date”). If the Payment Date is on or prior to the Due Date, such interest shall be payable at the Prime Rate as in effect from time to time during the period from the Draw Date to the Payment Date. If the Payment Date is after the Due Date, such interest shall be payable (x) as provided in the preceding sentence during the period from and including the Draw Date to and not including the Due Date, and (y) at the Prime Rate as in effect from time to time plus 2% from and including the Due Date to and not including the Payment Date; (ii) the fees payable by the Account Party at such times and in such amounts as are set forth in Section 2(i). 13 17103949v6

(iii) except as otherwise provided in clause (i) above and clause (iv) below, interest on each amount payable by the Account Party under the applicable Credit Documents for each day from and including the date such payment is due to and not including the date of payment, on demand, at a rate per annum equal to the Prime Rate as in effect from time to time plus 2%; (iv) within ten (10) days of demand, Bank’s documented out-of-pocket costs and expenses (including the reasonable and documented legal fees, charges and disbursements of outside counsel to Bank incurred in connection with the protection or enforcement of Bank’s rights against the Account Party under this Agreement and the other applicable Credit Documents and any correspondent bank’s documented charges related thereto), with interest from the date of demand by Bank to and not including the date of payment by the Account Party, at a rate per annum equal to the Prime Rate as in effect from time to time plus 2%; (v) if as a result of any Change in Law, Bank determines that the cost to Bank of Issuing or maintaining any Letter of Credit is increased (excluding, for purposes of this clause (b)(v), any such increased costs resulting from (A) income taxes, franchise taxes and similar taxes imposed on Bank by any taxing authority, any U.S. federal withholding taxes imposed under FATCA and Other Taxes (in each case as to which Section 2(c) shall govern) and (B) changes in the basis of taxation of overall net income or overall gross income by the U.S. or by the foreign jurisdiction or state under the laws of which Bank is organized or has its lending office or any political subdivision thereof), then the Account Party will pay to Bank, from time to time, within ten (10) days after demand by Bank, which demand shall include a statement of the basis for such demand and a calculation in reasonable detail of the amount demanded, additional amounts sufficient to compensate Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to the Account Party by Bank, shall be conclusive and binding for all purposes, absent manifest error; and (vi) if Bank determines that any Change in Law affecting Bank or any lending office of Bank or Bank’s holding company regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on Bank’s capital or on the capital of Bank’s holding company as a consequence of this Agreement or the Letters of Credit issued by Bank to a level below that which Bank or Bank’s holding company could have achieved but for such Change in Law (taking into consideration Bank’s or its holding company’s policies with respect to capital adequacy), then from time to time the Account Party will pay to Bank within ten (10) days after demand by Bank, which demand shall include a statement of the basis for such demand and a calculation in reasonable detail of the amount demanded, such additional amount or amounts as will compensate Bank or Bank’s holding company for any such reduction suffered. A certificate as to such amounts submitted to the Account Party by Bank shall be conclusive and binding for all purposes, absent manifest error. Bank shall use reasonable efforts to designate a different lending office if such designation will avoid (or reduce the cost to the Account Party of) any event described in the preceding sentence and such designation will not, in Bank’s 14 17103949v6 good faith judgment, subject Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to Bank. Notwithstanding the provisions of clause (v) or (vi) above or Section 2(c) below (and without limiting the immediately preceding paragraph), Bank shall not be entitled to compensation from the Account Party for any amount arising prior to the date which is 180 days before the date on which Bank notifies the Account Party of such event or circumstance (except that if such event or circumstance is retroactive, then such 180-day period shall be extended to include the period of retroactive effect thereof). Any payments received by Bank pursuant to the Credit Documents after 1:00 p.m. Eastern shall be deemed to have been made on the next succeeding Business Day for all purposes under the Credit Documents. (c) Immediately Available Funds; No Withholding. All reimbursements and payments by or on behalf of the Account Party shall be made in immediately available funds, free and clear of and without deduction for any present or future Taxes, set-off or other liabilities, to such location as Bank may reasonably designate from time to time. The Account Party shall pay all withholding taxes and Other Taxes imposed by any taxing authority on reimbursement or payment under any Letter of Credit and any Credit Document, and shall indemnify Bank against all liabilities, costs, claims and expenses resulting from Bank having to pay or from any omission to pay or delay in paying any such taxes, except to the extent that such taxes are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of Bank. Any such indemnification payment shall be made within ten (10) days from the date Bank makes written demand therefor. “Taxes” means all taxes, fees, duties, levies, imposts, deductions, charges or withholdings of any kind (other than income taxes, franchise taxes and similar taxes imposed on Bank by any taxing authority and any U.S. federal withholding taxes imposed under FATCA). “Other Taxes” means all present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or any other Credit Document. (d) Automatic Debit and Set-Off. Upon the occurrence and during the continuance of any Event of Default with respect to the Account Party, Bank may (but shall not be required to), without demand for reimbursement or payment or notice to the Account Party, and in addition to any other right of set-off that Bank may have, debit any account or accounts maintained by the Account Party with any office of Bank (now or in the future) and set-off and apply (i) any balance or deposits (general, special, time, demand, provisional, final, matured or absolute) in the account(s) and (ii) any sums due or payable from Bank, to the payment of any and all Obligations owed by the Account Party to Bank, irrespective of whether Bank shall have made any demand under this Agreement and although such Obligations may be contingent or unmatured. Bank agrees promptly to notify the Account Party after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. (e) Obligations Absolute. The Account Party’s reimbursement and payment obligations under this Section 2 are absolute, unconditional and irrevocable and shall be performed 15 17103949v6 strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including, without limitation: (i) any lack of validity, enforceability or legal effect of any Letter of Credit or any Credit Document or any term or provision therein; (ii) payment against presentation of any draft, demand or claim for payment under any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit (individually, a “Drawing Document” and collectively, the “Drawing Documents”) that does not comply in whole or in part with the terms of the applicable Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein proving to be untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such Letter of Credit; (iii) Bank or any of its branches or affiliates being the beneficiary of any Letter of Credit; (iv) Bank or any correspondent bank honoring a drawing against a Drawing Document up to the amount available under any Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under such Letter of Credit; (v) the existence of any claim, set-off, defense or other right that Account Party or any other Person may have at any time against any beneficiary or any assignee of proceeds, Bank or any other Person; or (vi) any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 2(e), constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, the Obligations, whether against Bank, the beneficiary or any other Person; provided, however, that subject to Section 5(b) below, the foregoing shall not release Bank from such liability to the Account Party as may be determined by a court of competent jurisdiction by a final and nonappealable judgment against Bank following reimbursement and/or payment of the Obligations. (f) Computation of Interest and Fees; Maximum Rate. All computations of interest and fees to be made hereunder and under any other Credit Document shall be made on the basis of a year consisting of (i) in the case of interest determined with reference to the Prime Rate, 365/366 days, as the case may be, or (ii) in all other instances, 360 days; and in each case under (i) and (ii), for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or fee is payable. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement or charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Bank has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and Bank 16 17103949v6 shall at its option (i) promptly refund to the Account Party any interest received by Bank in excess of the maximum lawful rate or (ii) apply such excess to any outstanding Obligations. It is the intent hereof that the Account Party not pay or contract to pay, and that Bank not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Account Party under applicable law. (g) Expiry Date of Letters of Credit. Each Letter of Credit shall expire at or prior to the earlier of (a) the close of business on the date one year after the date of the Issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension), or (b) the Final Maturity Date; provided, however, if the Account Party so requests in any applicable Application, Bank agrees to issue a Letter of Credit that provides for the automatic renewal for successive periods of one year or less until Bank shall have delivered prior written notice of nonrenewal to the beneficiary of such Letter of Credit (a “Notice of Non-Extension”) no later than 60 days prior to the stated maturity date specified in such Letter of Credit (such time, the “Non-Extension Notice Date”). The Account Party acknowledges that Bank shall not be required to extend any Letter of Credit if Bank has determined that it would have no obligation at such time to issue such Letter of Credit (as extended) under the terms hereof. (h) Reduction and Increase of Commitments. (i) (h) Permanent Reduction of CommitmentVoluntary Reductions of Commitments. The Account Party shall have the right at any time and from time to time, upon at [*****] (or [*****], if such reduction is to be accompanied by a corresponding increase pursuant to Section 2(h)(iii)) prior irrevocable written notice to Bank, to permanently reduce, without premium or penalty, to (iA) permanently reduce the entire Tranche A Commitment at any time or, (iiB) reduce portions of the Tranche A Commitment, from time to time, in an aggregate principal amount not less than [*****] or any whole multiple of [*****] in excess thereof. All Commitment Fees accrued until the effective date of any termination of the Commitment shall be paid on the effective date of such termination. (which reductions shall be permanent unless accompanied by a corresponding increase in the Tranche B Commitment pursuant to Section 2(h)(iii)(B)), (C) permanently reduce the entire Tranche B Commitment at any time, (D) permanently reduce portions of the Tranche B Commitment, from time to time, in an aggregate principal amount not less than [*****] or any whole multiple of [*****] in excess thereof or (E) permanently reduce the entire Tranche C Commitment at any time; provided that, (I) in the case of a reduction of the entire amount of the Tranche B Commitment at any time pursuant to the preceding clause (C), the entire outstanding Tranche A Commitment at such time shall be permanently reduced to $0. (ii) Mandatory Reduction of Tranche C Commitment. Upon the cancellation, termination or transfer of all the Outstanding Tranche C Letters of Credit, on the Tranche C Commitment Termination Date the Tranche C Commitment shall, automatically and without any further action on the part of the Account Party or Bank, be permanently reduced to $0. The Account Party shall deliver a written notice to Bank (the “Tranche C Termination Notice”) notifying Bank that there are no longer any Tranche C Letters of Credits issued and outstanding under this Agreement. 17 17103949v6

(iii) Permitted Increases to the Tranche B Commitment. The Account Party shall have the right at any time and from time to time, upon at least [*****] prior irrevocable written notice to Bank, subject to the final sentence of this Section 2(h)(iii), to increase the Tranche B Commitment in an aggregate principal amount not less than [*****] or any whole multiple of [*****] in excess thereof, which increase shall be accompanied by a reduction of the Tranche A Commitment by an amount equal to the amount of such increase to the Tranche B Commitment; provided, that no such increase to the Tranche B Commitment and related reduction to the Tranche A Commitment shall be permitted if (x) the Stated Amount of Outstanding Tranche A Letters of Credit would exceed the Tranche A Commitment after giving effect to such reduction of the Tranche A Commitment and (y) such increase to the Tranche B Commitment would result in the Tranche B Commitment exceeding [*****]. (i) Fees. The Account Party agrees to pay the following amounts: [*****]. 3. ACCOUNT PARTY’S RESPONSIBILITY. The Account Party is responsible for approving 18 17103949v6 the final text of any Letter of Credit Issued by Bank for its account, irrespective of any assistance Bank may provide such as drafting or recommending text or by Bank’s use or refusal to use text submitted by the Account Party. The Account Party is solely responsible for the suitability of the Letter of Credit for the Account Party’s purposes. The Account Party will examine the copy of each Letter of Credit Issued for its account and any other documents sent by Bank in connection with such Letter of Credit and shall promptly notify Bank of any non-compliance with the Account Party’s Instructions and of any discrepancy in any document under any presentment or other irregularity. The Account Party understands that the final form of any Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by Bank in accordance with standard industry practice and the Account Party hereby consents to such revisions and changes. 4. CONDITIONS OF CLOSING AND ISSUANCE. (a) Conditions Precedent to Closing. The obligation of Bank to close this Agreement and to Issue any Letters of Credit on the Closing Date is subject to the satisfaction of each of the following conditions: (i) Executed Credit Documents. This Agreement, together with any other applicable Credit Documents, shall have been duly authorized, executed and delivered to Bank by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist hereunder or thereunder. (ii) Closing Certificates; Etc. Bank shall have received each of the following in form and substance reasonably satisfactory to Bank: (A) Officer’s Certificate. A certificate from a Responsible Officer of the Account Party to the effect that (A) all representations and warranties of the Account Party contained in this Agreement and the other Credit Documents are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects); and (B) as of the Closing Date, no Default or Event of Default has occurred and is continuing. (B) Certificate of Secretary of the Account Party. A certificate of a Responsible Officer of the Account Party certifying as to the incumbency and genuineness of the signature of each officer of the Account Party executing Credit Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the memorandum of association (or equivalent), as applicable, of the Account Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) the bye-laws or other governing document of the Account Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors (or other governing body) of the Account Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Credit 19 17103949v6

Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 4(a)(ii)(C). (C) Certificates of Good Standing. Certificates as of a recent date of the good standing of the Account Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, and, to the extent requested by Bank, each other jurisdiction where the Account Party is qualified to do business. (D) Opinions of Counsel. Opinions of counsel to the Account Party addressed to Bank with respect to the Account Party, the Credit Documents and such other matters as Bank shall request (which such opinions shall expressly permit reliance by permitted successors and assigns of Bank). (E) [*****]. (iii) Lien Search. Bank shall have received the results of a Lien search, in form and substance reasonably satisfactory to Bank, indicating among other things that the Collateral is free and clear of any Lien. (iv) Consents; Defaults. (A) Governmental and Third Party Approvals. The Account Party shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of Bank) in connection with the transactions contemplated by this Agreement and the other Credit Documents and all applicable waiting periods shall have expired without any action being taken by any Person that would reasonably be expected to restrain, prevent or impose any material adverse conditions on the Account Party or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of Bank would reasonably be expected to have such effect. (B) No Injunction, Etc. No action, proceeding or investigation shall have been instituted, threatened in writing or proposed in writing before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Credit Documents or the consummation of the transactions contemplated hereby or thereby, or which, in Bank’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or the other Credit Documents or the consummation of the transactions contemplated hereby or thereby. (v) Payments at Closing. The Account Party shall have paid to Bank (A) [*****] and (B) all other fees and reasonable and documented expenses of 20 17103949v6

Bank required hereunder or under any other Credit Document to be paid on or prior to the Closing Date (including reasonable fees and expenses of counsel) in connection with this Agreement, the other Credit Documents and the transactions contemplated hereby. (vi) Miscellaneous. (A) PATRIOT Act, etc. The Account Party shall have provided to Bank the documentation and other information requested by Bank in order to comply with requirements of any Anti-Money Laundering Laws, including, without limitation, the PATRIOT Act and any applicable “know your customer” rules and regulations. (B) Beneficial Ownership Certification. The Account Party shall have delivered to Bank a Beneficial Ownership Certification in relation to it (or a certification that the Account Party qualifies for an express exclusion from the “legal entity customer” definition under the Beneficial Ownership Regulations), in each case at least five (5) Business Days prior to the Closing Date. (C) Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Bank. Bank shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement. (b) Conditions Precedent to Issuance of Letters of Credit. The obligation of Bank to Issue Letters of Credit (including any Letters of Credit Issued on the Closing Date) is subject to the satisfaction of each of the following conditions: (i) Continuation of Representations and Warranties. The representations and warranties contained in this Agreement and the other Credit Documents shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of such issuance with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date). (ii) No Existing Default. No Default or Event of Default shall have occurred and be continuing on the Issuance date with respect to such Letter of Credit or after giving effect to the issuance of such Letter of Credit on such date. 21 17103949v6

(iii) [*****]. (iv) Miscellaneous. In addition to the foregoing, Bank shall be under no obligation to Issue any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator having jurisdiction over Bank shall by its terms enjoin or restrain the Issuance of such Letter of Credit or any law applicable to Bank, Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over it shall prohibit, or request that it refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon it with respect to such Letter of Credit any restriction or reserve or capital requirement (for which Bank is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense which was not applicable or in effect as of the Closing Date and which Bank in good faith deems material to it; (B) Bank shall have delivered a Notice of Non-Extension with respect to such Letter of Credit; (C) the expiry date of such Letter of Credit would occur more than twelve months after the date of issuance or last extension unless Bank has approved such expiry date in writing; (D) the expiry date of such Letter of Credit occurs after the Final Maturity Date, unless Bank has approved such expiry date in writing; (E) such Letter of Credit is not substantially in form and substance reasonably acceptable to Bank; or (F) immediately after giving effect thereto [*****]. 5. INDEMNIFICATION; LIMITATION OF LIABILITY. (a) Indemnification. The Account Party agrees to indemnify and hold harmless Bank (including its branches and affiliates), its correspondent banks and each of their respective directors, officers, employees, attorneys and agents (each, including Bank, an “Indemnified Person”) from and against any and all claims, suits, judgments, liabilities, losses, fines, damages, penalties, interest, costs and expenses (including expert witness fees and reasonable out-of-pocket legal fees, charges and disbursements of any counsel (including outside counsel fees and expenses), and all expenses of arbitration or litigation and in preparation thereof), in each case, which are documented and may be 22 17103949v6 incurred by or awarded against any Indemnified Person (collectively, the “Costs”), and which arise out of or in connection with or by reason of this Agreement, the other Credit Documents, the actual or proposed use of the proceeds of the Letters of Credit or any of the transactions contemplated thereby, including, without limitation, any Costs which arise out of or in connection with, or as a result of: (i) any Letter of Credit or any pre-advice of its Issuance; (ii) any transfer, sale, delivery, surrender or endorsement of any Drawing Document at any time(s) held by any Indemnified Person in connection with any Letter of Credit; (iii) any actual or prospective action or proceeding arising out of, or in connection with, any Letter of Credit or any Credit Document (whether administrative, judicial or in connection with arbitration, whether based on contract, tort or any other theory, and whether brought by a third party or by the Account Party or any Subsidiary thereof, and regardless of whether any Indemnified Person is a party thereto), including any action or proceeding to compel or restrain any presentation or payment under any Letter of Credit, or for the wrongful dishonor of, or honoring a presentation under, any Letter of Credit; (iv) any independent undertakings issued by the beneficiary of any Letter of Credit; (v) any unauthorized Instruction or error in computer or electronic transmission in connection with any Letter of Credit Issued hereunder; (vi) an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated in connection with any Letter of Credit Issued hereunder; (vii) any third party seeking to enforce the rights of the Account Party, beneficiary, nominated person, transferee, assignee of Letter of Credit proceeds or holder of an instrument or document in connection with any Letter of Credit Issued hereunder; (viii) the fraud, forgery or illegal action of parties other than any Indemnified Person in connection with any Letter of Credit Issued hereunder; (ix) Bank’s performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation in connection with any Letter of Credit Issued hereunder; or (x) the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or cause or event beyond the control of such Indemnified Person in connection with any Letter of Credit Issued hereunder; in each case, including that resulting from Bank’s own negligence; provided, however, that such indemnity shall not be available to any Person claiming indemnification under this Section 5(a) to the extent that such Costs (A) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the 23 17103949v6 gross negligence or willful misconduct of such Person, (B) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from a claim by the Account Party against an Indemnified Person for breach in bad faith of the obligations of such Indemnified Person hereunder or under any other Credit Document, or (C) result from any dispute solely between or among Indemnified Persons. The Account Party hereby agrees to pay Bank within fifteen (15) days after demand from time to time all amounts owing under this Section 5(a). This indemnity provision shall survive termination of this Agreement and all Letters of Credit. (b) Direct Damages; No Punitive Damages. The liability of Bank (including its branches and affiliates), its correspondent banks and each of their respective directors, officers, employees, attorneys and agents (each, including Bank, a “Released Person”) under, in connection with and/or arising out of any Credit Document or any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by the Account Party that are determined by a court of competent jurisdiction by a final and nonappealable judgment to have been caused directly by Bank’s gross negligence, willful misconduct or breach in bad faith in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit or (iii) retaining Drawing Documents presented under a Letter of Credit. Bank shall be deemed to have acted with due diligence and reasonable care if Bank’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with any Credit Document. No Released Person shall be liable for any damages arising from any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) in connection with this Agreement or the other Credit Documents, except to the extent that any losses, claims, damages, liabilities or expenses result from the gross negligence or willful misconduct of such Released Person in making any such transmission as determined by a final nonappealable judgment of a court of competent jurisdiction. (c) Notwithstanding anything to the contrary in this Agreement or in any other Credit Document, no Released Person shall be liable in contract, tort or otherwise for any punitive, exemplary, consequential, indirect or special damages or losses regardless of whether or not such party or Released Person shall have been advised of the possibility thereof or the form of action in which such damages or losses may be claimed. The Account Party shall take commercially reasonable action to avoid and mitigate the amount of any damages claimed against Bank or any other Released Person, including by enforcing its rights in appropriate proceedings diligently pursued in the underlying transaction. (d) No Responsibility or Liability. Without limiting any other provision of this Agreement or any other Credit Document, Bank and each other Released Person (if applicable) shall not be responsible to the Account Party for, and/or Bank’s rights and remedies against the Account Party and the Obligations shall not be impaired by: (i) honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary; 24 17103949v6

(ii) acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft; (iii) the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than Bank’s determination that such Drawing Document appears on its face to substantially comply with the terms and conditions of the Letter of Credit); (iv) acting upon any Instruction that it in good faith believes to have been given by a Person authorized to give such Instructions; (v) any errors in interpretation of technical terms or in translation; (vi) any acts, omissions or fraud by, or the solvency of, any beneficiary, any nominated person or entity or any other Person, other than a Released Person; (vii) any breach of contract between the beneficiary and the Account Party or any of the parties to the underlying transaction; (viii) payment to any paying or negotiating bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it; (ix) acting as required or permitted, or failing to act as permitted, in each case under Standard Letter of Credit Practice applicable to where it has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be; (x) honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by Bank if subsequently Bank or any court or other finder of fact determines such presentation should have been honored; (xi) dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or (xii) honor of a presentation that is subsequently determined by Bank to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons. 6. REPRESENTATIONS AND WARRANTIES. The Account Party hereby represents and warrants to Bank (all of which representations and warranties will be repeated as of the date of each new Application submitted by the Account Party to Bank and as of the date of Issuance of any Letter of Credit requested in each such Application) as follows: (a) Organization, etc. The Account Party is duly organized or formed, validly existing and (to the extent applicable under the laws of the relevant jurisdiction) in good standing under the laws of the jurisdiction of its organization or formation, and is duly qualified or licensed to do business (and in good standing as a foreign corporation or entity, if 25 17103949v6 applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed would have a Material Adverse Effect. (b) Power and Authority. The Account Party has the requisite power and authority to execute and deliver this Agreement and each other Credit Document to which it is a party and to perform and observe the terms and conditions stated herein and therein, and the Account Party has taken all necessary corporate or other action to authorize its execution, delivery and performance of each such Credit Document. (c) Valid and Binding Obligation. This Agreement constitutes, and each other Credit Document when signed and delivered by the Account Party to Bank will constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights against the Account Party generally, by general equitable principles or by principles of good faith and fair dealing, and assuming that this Agreement and each such other Credit Document have been validly executed and delivered by each party thereto other than the Account Party. (d) No Violation or Breach. The Account Party’s execution, delivery and performance of each Credit Document to which it is a party and the payment of all sums payable by it under each such Credit Document do not and will not: (i) violate or contravene its memorandum of association, bye-laws or other organizational documents; (ii) violate or contravene any order, writ, law, treaty, rule, regulation or determination of any Governmental Authority, in each case applicable to or binding upon it or any of its property, the violation or contravention of which would have a Material Adverse Effect; or (iii) result in the breach of any provision of, or in the imposition of any lien or encumbrance (except for liens or encumbrances created under the Credit Documents) under, or constitute a default or event of default under, any agreement or arrangement to which it is a party or by which it or any of its property is bound, the contravention of which agreement or arrangement would have a Material Adverse Effect. (e) Approvals. No authorization, approval or consent of, or notice to or filing with, any Governmental Authority is required to be made by the Account Party in connection with the execution and delivery by the Account Party of any Credit Document to which it is a party or the Issuance by Bank of any Letter of Credit for the account of the Account Party pursuant to this Agreement and the related Application, except for those which have been duly obtained, taken, given or made and are in full force and effect; and except where failure to obtain the foregoing could not reasonably be expected to have a Material Adverse Effect. (f) Compliance with Laws. The Account Party is in compliance with all applicable laws and regulations, except where the noncompliance with which would not have a Material Adverse Effect, and no Application, Letter of Credit or transaction of the Account Party under any Credit Document to which it is a party will contravene any laws, treaties, rules or regulations of any Governmental Authority, including, without limitation, any foreign exchange control laws or regulations, U.S. foreign assets control laws or regulations or currency reporting laws and regulations, now or hereafter applicable to it, except where the noncompliance with which would not have a Material Adverse Effect. 26 17103949v6

(g) No Default Under Other Agreements. The Account Party is not in default under any agreement, obligation or duty to which it is a party or by which it or any of its property is bound, which would have a Material Adverse Effect. (h) No Arbitration Proceeding or Litigation. There is no pending or, to the knowledge of the Account Party, threatened arbitration proceeding, litigation or action against it which (i) is reasonably likely to have a Material Adverse Effect or (ii) may affect the legality, validity or enforceability of this Agreement or the other Credit Documents. (i) Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions. (i) None of (i) the Account Party or any of its Subsidiaries, or, to the knowledge of the Account Party and its Subsidiaries, any of their respective directors, officers or employees, or (ii) to the reasonable knowledge of the Account Party any agent or representative of the Account Party or any of its Subsidiaries that will act in any capacity in connection with this Agreement, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) is under the administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (D) directly or indirectly derives revenues from investment in, or transactions with, Sanctioned Persons in violation of Sanctions. (ii) The Account Party and its Subsidiaries have implemented and maintain in effect policies and procedures designed to ensure compliance by the Account Party and its Subsidiaries and their respective directors, officers and employees with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. (iii) The Account Party and its Subsidiaries, and, to the knowledge of the Account Party and its Subsidiaries, each director, officer, employee, agent and Affiliate of the Account Party and each such Subsidiary, is in compliance with all applicable Anti- Corruption Laws, Anti-Money Laundering Laws in all material respects and applicable Sanctions. (iv) No proceeds of any Letter of Credit have been used, directly or indirectly, by the Account Party or any of its Subsidiaries or, to the knowledge of the Account Party and its Subsidiaries, any of its or their respective directors, officers, employees and agents in violation of Section 7(i). (j) Filed All Tax Returns and Paid All Taxes. The Account Party has filed all required tax returns, and all Taxes, assessments and other governmental charges due from it have been fully paid, except for Taxes which are being contested in good faith or those which the failure to file or pay would not have a Material Adverse Effect. The Account Party has established on its books reserves adequate for the payment of all federal, state and other income tax liabilities, including those being contested in good faith. (k) Financial Statements. The financial statements most recently furnished to Bank by the Account Party, if any, fairly present in all material respects the financial condition of the 27 17103949v6

Account Party as at the date of such financial statements and for the periods then ended in accordance with GAAP (except as disclosed therein and, in the case of interim financial statements for any fiscal quarter, subject to normal year-end adjustments and except that footnote and schedule disclosure may be abbreviated), and there has been no material adverse change in the Account Party’s business or financial condition or results of operations since the date of the Account Party’s most recent annual financial statements. (l) Collateral. On the date of Issuance of any Tranche B Letter of Credit for the account of the Account Party, both immediately before and after giving effect to such Issuance, the amount of Outstanding Tranche B Letters of Credit and Outstanding Tranche C Letters of Credit does not exceed the Collateral Value of the Collateral. (m) Margin Stock. Neither the Account Party nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors. (n) No Material Adverse Effect. There has been no Material Adverse Effect since December 31, 2023, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Effect. (o) Investment Company. The Account Party is not an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act). (p) Beneficial Ownership Certification. As of the ClosingFirst Amendment Effective Date, all of the information included in the Beneficial Ownership Certification is true and correct. (q) Outbound Investment Rules. Neither the Account Party nor any Subsidiary thereof is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the Account Party nor any Subsidiary thereof currently engages, or has any present intention to engage in the future, directly or indirectly, in any other activity that would cause a violation of the Outbound Investment Rules. 7. AFFIRMATIVE COVENANTS. Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired and the Commitment terminated, the Account Party shall: (a) GAAP Financial Statements. Deliver to Bank, in form and detail satisfactory to Bank: [*****]. 28 17103949v6

(b) Certificates; Other Reports. Deliver to Bank: (i) [*****]; (ii) promptly upon receipt thereof, copies of all reports, if any, submitted to the Account Party, or any of its respective boards of directors by its respective independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto; (iii) promptly upon the request thereof, such other information and documentation required by bank regulatory authorities under applicable Anti-Money Laundering Laws (including, without limitation, any applicable “know your customer” rules and regulations and the PATRIOT Act), as from time to time reasonably requested by Bank; and (iv) such other information regarding the operations, business affairs and financial condition of the Account Party or any Subsidiary thereof as Bank may reasonably request. (c) Notice of Litigation and Other Matters. Promptly (but in no event later than ten (10) days after any Responsible Officer of the Account Party becoming aware thereof) notify Bank in writing of: (i) the occurrence of any Default or Event of Default; (ii) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Account Party or any of its respective properties, assets or businesses in each case that if adversely determined would reasonably be expected to result in a Material Adverse Effect; (iii) any attachment, judgment, lien, levy or order exceeding the Threshold Amount that has been assessed against the Account Party or any Subsidiary thereof; and 29 17103949v6

(iv) any announcement by A.M. Best of [*****]. Each notice pursuant to Section 7(c) shall be accompanied by a statement of a Responsible Officer of the Account Party setting forth details of the occurrence referred to therein and stating what action the Account Party has taken and proposes to take with respect thereto and shall describe with particularity any and all provisions of this Agreement and any other Credit Document that have been breached. (d) Collateral. Comply with the following: (i) Pursuant to the Security Documents and as collateral security for the payment and performance of its Obligations, the Account Party shall grant and convey to Bank a security interest in the Collateral charged and pledged by it, prior and superior to all other liens, except for liens in favor of the Custodian securing payment of amounts advanced to settle authorized transactions or pay income or distributions in respect of Collateral. The Account Party shall cause the Collateral charged and pledged by it to be made subject to the Security Documents (in form and substance reasonably acceptable to Bank) necessary for the perfection of the security interest in the Collateral and for the exercise by Bank of its rights and remedies with respect thereto. The Account Party shall promptly after the date hereof file a charge against the Collateral with the Bermuda Registrar of Companies and deliver evidence of such filing to Bank no later than thirty (30) days after the date hereof. (ii) The Account Party shall at all times cause the Collateral Value of the Collateral pledged by the Account Party to equal or exceed the aggregate amount of Outstanding Tranche B Letters of Credit and Outstanding Tranche C Letters of Credit at such time. If on any date the aggregate amount of the Outstanding Tranche B Letters of Credit and the Outstanding Tranche C Letters of Credit shall exceed the Collateral Value of the Collateral pledged by the Account Party, the Account Party agrees to pay or delivertake one of the following actions within five (5) Business Days of such date: (x) deliver a Conversion Notice with respect to one or more Outstanding Tranche B Letters of Credit such that, after giving effect to the conversion of such Tranche B Letters of Credit to Tranche A Letters of Credit, (I) the Outstanding Tranche A Letters of Credit shall not exceed the Tranche A Commitment and (II) the aggregate amount of the Outstanding Tranche B Letters of Credit and Outstanding Tranche C Letters of Credit shall not exceed the Collateral Value of the Collateral at such time, or (y) pay or deliver to the Custodian Collateral having an aggregate Collateral Value of not less than the amount of such excess, with any such Collateral to be held in the Account Party’s Custodial Account as security for all Obligations hereunder, in each case of the preceding clauses (x) and (y), accompanied by a delivery to Bank of a [*****]setting forth the calculation of Collateral after giving effect to such conversion, payment or delivery. (iii) The Account Party shall deliver to Bank a [*****], setting forth the Outstanding Letters of Credit, the fair market value of the Collateral by category and in the aggregate, the calculation of each Collateral Value and such other information as Bank may reasonably request (A) not later than 11:00 a.m. on the Business Day immediately preceding the date on which any Letter of 30 17103949v6

Credit is to be Issued, (B) within ten (10) Business Days after the end of each calendar month, (C) at such times specified in the preceding SectionSections 2(a)(ii) and 7(d)(ii), (D) at and as of such other times as Bank may reasonably request and (E) at such other times as the Account Party may desire. (iv) The Account Party shall cause the Custodian to provide to Bank, in a manner and at times consistent with the terms of the Control Agreement, information with respect to each of its Custodial Accounts, in a format to be agreed by Bank (acting reasonably), which information shall provide, without limitation, a detailed list of the assets in each such Custodial Account (including the amount of cash and a detailed description of the Collateral (including a breakdown listing the name of each issuer, and the fair market value of the assets held of such issuer)), the fair market value of those assets and the pricing source of such valuation. (e) Payment of Taxes and Other Obligations. Except where the failure to pay or perform such items described in this Section would not reasonably be expected to have a Material Adverse Effect or impact the Collateral, the Account Party will pay and perform all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property; provided, that the Account Party may contest any item described in this Section in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP. (f) Compliance with Laws and Approvals. Observe and remain in compliance in all material respects with all applicable laws and maintain in full force and effect all Governmental Approvalsgovernmental approvals, in each case applicable to the conduct of its business except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. (g) Maintenance of Books and Records; Inspection. (i) maintain adequate books, accounts and records, in which full, true and correct entries in all material respects shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of Bank, and after the occurrence and during the continuance of an Event of Default, Bank, to visit and inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and at its own cost and expense (other than after the occurrence of an Event of Default), and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the Account Party, the independent public accountants of the Account Party (and by this provision the Account Party authorizes such accountants to discuss the finances and affairs of the Account Party), all at such times that will not materially interrupt or interfere with the operation of the Account Party’s business and from time to time, upon reasonable notice and during business hours, as may be reasonably requested; provided that, except during the continuance of an Event of Default, Bank shall not exercise such rights described in clause (ii) of this Section more than once per calendar year. (h) Use of Proceeds. Comply with the following: 31 17103949v6

(i) The Account Party shall use the Letters of Credit to support insurance obligations, obligations under reinsurance agreements and retrocession agreements and similar risk obligations and for general corporate purposes. (ii) The Account Party shall not request or use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, any Issued Letter of Credit, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. (i) Compliance with Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions. (i) Maintain in effect and enforce policies and procedures designed to ensure compliance by the Account Party, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (ii) notify Bank of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Account Party ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (iii) promptly upon the reasonable request of Bank, provide Bank any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation. (j) Further Assurances. At the Account Party’s cost and expense, the Account Party will execute and deliver to Bank such additional certificates, instruments and/or documents and take such additional action as may be reasonably requested by Bank to enable Bank to Issue any Letter of Credit pursuant to this Agreement and the related Application, to perfect and maintain the validity and priority of the liens granted pursuant to the Security Documents, to protect, exercise and/or enforce Bank’s rights and interests under any Credit Document and/or to give effect to the terms and provisions of any Credit Document. (k) Outbound Investment Rules. Not (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in any other activity that would be in violation of the Outbound Investment Rules. 8. FINANCIAL COVENANTS. Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired and the Commitment terminated, the Account Party covenants and agrees to the following: [*****]. 32 17103949v6

9. NEGATIVE COVENANTS. (a) [Reserved]. 10. EVENTS OF DEFAULT. Each of the following shall be an “Event of Default” under this Agreement: (a) Failure to Reimburse Draws. The failure by the Account Party to reimburse or pay any drawing under any Letter of Credit or accrued interest thereon on the Due Date therefor. (b) Failure to Pay Certain Other Amounts. The failure by the Account Party to pay any fee or other amount when due under or in connection with any Credit Document or any Letter of Credit within [*****] Business Days after the same shall become due and payable. (c) Breach of Representation and Warranty. Any representation, warranty, certification or statement made or furnished by the Account Party under or in connection with any Credit Document or as an inducement to Bank to Issue a Letter of Credit shall be false, incorrect or misleading in any material respect when made. (d) Failure to Maintain Collateral Value. The Account Party shall fail to maintain at any time Collateral in which Bank shall have a perfected first priority security interest and having a Collateral Value of not less than the aggregate amount of the Outstanding Tranche B Letters of Credit and Outstanding Tranche C Letters of Credit, and, in each case, such failure shall continue or remain unremedied for more than the five (5) Business Day period provided for in Section 7(d)(ii). (e) Failure to Perform or Observe Covenants. (i) The Account Party’s failure to perform or observe any term, covenant or agreement contained in Sections 7(c)(i), 7(h) or 8; or (ii) The Account Party’s failure to perform or observe any term, covenant or agreement contained in any Credit Document (other than those referred to in subsections (a), (b), (c), (d) and (e)(i) of this Section 10), and with respect to any such failure or breach that by its nature can be cured, such failure or breach shall continue or remain unremedied for thirty (30) calendar days after the earlier of (1) Bank’s delivery of written notice thereof to the Account Party and (2) the Account Party having actual knowledge that such failure or breach has occurred. (f) Insolvency Proceedings, Etc. The Account Party institutes or consents to the institution of any proceeding under any Bankruptcy Law; or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Account Party, as the case may be, and the appointment continues undischarged, 33 17103949v6 undismissed or unstayed for sixty (60) calendar days; or any proceeding under any Bankruptcy Law relating to the Account Party or to all or any material part of its property is instituted without the consent of the Account Party, as the case may be, and continues undischarged, undismissed or unstayed for sixty (60) calendar days; or an order for relief is entered in any such proceeding; or the Account Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due. (g) Sale of Assets; Merger; Dissolution. There shall occur in one or a series of transactions: (i) the sale, assignment or transfer of all or substantially all of the assets of the Account Party; (ii) a merger, amalgamation or consolidation of the Account Party without the prior written consent of Bank, except that (A) the Account Party may merge, amalgamate or consolidate with a Subsidiary of the Account Party so long as the Account Party is the surviving entity in any such transaction and (B) the Account Party may merge, amalgamate or consolidate with any Person so long as the Account Party is the surviving entity; or (iii) the dissolution of the Account Party. (h) Credit Documents. Any provision of any Credit Document to which the Account Party is a party shall for any reason cease to be valid and binding or enforceable; or the Account Party shall deny or disaffirm in writing the enforceability of any provision of any Credit Document to which it is a party. (i) Security Documents. Any Security Document to which the Account Party is a party shall for any reason (other than pursuant to the terms thereof) cease to create in favor of Bank a valid and perfected first priority security interest in the Collateral of the Account Party purported to be covered thereby; or Bank shall cease for any reason to hold a perfected first priority security interest in the Collateral of the Account Party; or the Account Party or any Person acting on its behalf shall deny or disaffirm in writing the enforceability of any Security Document. (j) Indebtedness Cross-Default. The Account Party shall (i) default in the payment of any Indebtedness (other than the Obligations) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Obligations) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause with the giving of notice and/or lapse of time, if required, any such Indebtedness to (A) become due, or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity (any applicable grace period having expired) or (B) be cash collateralized (it being understood that a pledge of cash collateral by the Account Party to secure a Hedge Agreement as initial or variation margin does not trigger a violation of this clause (B)). (k) Judgment. One or more judgments, orders or decrees (excluding those entered against the Account Party in any arbitration or litigation related to (re)insurance coverage disputes arising in the ordinary course of business involving any reinsurance agreement 34 17103949v6

(treaty or facultative), or direct insurance policy) shall be entered or filed against the Account Party by any court and continues without having been dismissed, discharged, vacated or stayed within sixty (60) days after the entry thereof or is not otherwise being appropriately contested in good faith and such judgments, orders or decrees are either (i) for the payment of money, individually or in the aggregate (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage), equal to or in excess of the Threshold Amount or (ii) for injunctive relief and could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. (l) Employee Benefit Matters. Any Lien shall be imposed on the assets of the Account Party or its Subsidiaries under ERISA or any foreign laws similar to ERISA governing foreign pension plans. 11. REMEDIES. Upon the occurrence and during the continuance of any Event of Default: (a) Bank may terminate the Commitment and declare all amounts owed to Bank under this Agreement or any of the other Credit Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall promptly become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Account Party, anything in this Agreement or the other Credit Documents to the contrary notwithstanding; provided, that upon the occurrence of an Event of Default specified in Section 10(f), the Commitment shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Account Party, anything in this Agreement or in any other Credit Document to the contrary notwithstanding. (b) Solely with respect to the occurrence of an Event of Default under Sections 10(a), (b), (d), or (f), Bank may (i) demand that the Account Party deposit in the Custodial Account an amount of cash equal to [*****] of the aggregate Outstanding Letters of Credit to be held and applied to the Obligations and/or (ii) terminate any or all of the Letters of Credit or give Notices of Non-Extension in respect thereof, in each case if permitted in accordance with their terms; provided that upon the occurrence of an Event of Default specified in Section 10(f), the requirement to deliver cash collateralize pursuant to the foregoing clause (i) in respect of all Outstanding Letters of Credit shall automatically become due without demand or other notice of any kind, all of which are expressly waived by the Account Party, anything in this Agreement or in any other Credit Document to the contrary notwithstanding. Such cash collateral shall be applied by Bank to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon and all Obligations shall have been paid in full, the balance, if any, in such Custodial Account shall be returned to the Account Party. (c) Bank may exercise from time to time any of the rights, powers and remedies available to Bank under any Credit Document to which the Account Party is a party, under any other documents now or in the future evidencing or securing the Obligations or under applicable law, and all such remedies shall be cumulative and not exclusive. 35 17103949v6

12. SUBROGATION. Without limiting any rights or remedies of Bank under applicable law, if an Event of Default is continuing regarding the Account Party’s obligation to reimburse or pay any drawing under any Letter of Credit as required under this Agreement, Bank, at its option, shall be subrogated to the Account Party’s rights against any Person who may be liable to the Account Party on any obligation underlying any Letter of Credit. 13. TERM OF AGREEMENT. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Credit Document shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired and the Commitment has been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination. 14. USA PATRIOT ACT; ANTI-MONEY LAUNDERING LAWS. Bank hereby notifies the Account Party that pursuant to the requirements of the PATRIOT Act or any other Anti-Money Laundering Laws, it is required to obtain, verify and record information that identifies the Account Party, which information includes the name and address of the Account Party and other information that will allow Bank to identify the Account Party in accordance with the PATRIOT Act or such Anti-Money Laundering Laws. 15. GOVERNING LAW; UCP; ISP; STANDARD LETTER OF CREDIT PRACTICE. Each Credit Document and each Letter of Credit shall be governed by and construed in accordance with (a) in the case of each Credit Document (other than the Letters of Credit), the substantive laws of New York and (b) in the case of each Letter of Credit, the governing law specified in the applicable Letter of Credit as determined by Bank and the Account Party (which may include the laws of a particular jurisdiction and the ISP or UCP, if applicable), which is, as applicable, incorporated herein by reference into this Agreement and which shall control (to the extent not prohibited by the laws of New York) in the event of any inconsistent provisions of such law. Unless the Account Party specifies otherwise in its Application for a Letter of Credit, the Account Party agrees that Bank may issue a Letter of Credit subject to the ISP or UCP. Bank’s privileges, rights and remedies under the ISP and UCP, as applicable, shall be in addition to, and not in limitation of, its privileges, rights, and remedies expressly provided for herein. The ISP or UCP, as applicable, shall serve, in the absence of proof to the contrary, as evidence of Standard Letter of Credit Practice with respect to matters covered therein. To the extent permitted by applicable law, as between the Account Party and Bank, (i) this Agreement shall prevail in case of conflict between this Agreement, the UCC and/or Standard Letter of Credit Practice, (ii) the ISP shall prevail in case of conflict between the ISP and the UCC or other Standard Letter of Credit Practice if the Letter of Credit is governed by the ISP, and (iii) the UCP shall prevail in case of a conflict between the UCP and the UCC or other Standard Letter of Credit Practice if the Letter of Credit is governed by the UCP. 16. CONSENT TO JURISDICTION AND VENUE. THE ACCOUNT PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN NEW YORK COUNTY, NEW YORK OR ANY FEDERAL COURT LOCATED WITHIN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK OR ANY APPELLATE COURT THEREOF FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH BANK OR THE ACCOUNT PARTY IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF BANK OR PROCEEDING TO 36 17103949v6

WHICH BANK OR THE ACCOUNT PARTY IS A PARTY. BANK AND THE ACCOUNT PARTY IRREVOCABLY AGREE TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. BANK AND THE ACCOUNT PARTY IRREVOCABLY AGREE THAT SERVICE OF PROCESS MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SECTION 19 BELOW. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR THE RIGHT OF BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE ACCOUNT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION. 17. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE ACCOUNT PARTY AND BANK KNOWINGLY AND VOLUNTARILY WAIVE ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, ARISING OUT OF, OR RELATING TO ANY CREDIT DOCUMENT OR LETTER OF CREDIT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN) OR ACTIONS OF THE ACCOUNT PARTY OR BANK WITH RESPECT THERETO. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BANK TO ISSUE LETTERS OF CREDIT. 18. BANKRUPTCY AND FORFEITURE REINSTATEMENT. If any consideration transferred to Bank in payment of, or as collateral for, or in satisfaction of the Obligations, shall be voided in whole or in part as a result of (a) a subsequent bankruptcy or insolvency proceeding; (b) any forfeiture or seizure action or remedy; (c) any fraudulent transfer or preference action or remedy; or (d) any other civil, criminal or equitable proceeding or remedy, then Bank’s claim to recover the voided consideration shall be a new and independent claim arising under the applicable Credit Document and shall be due and payable immediately by the Account Party that is obligated therefor under the terms of the Credit Documents. 19. NOTICES. Unless otherwise expressly provided herein, all notices, Instructions, approvals, requests, demands, consents and other communications provided for hereunder (collectively, “notices”) shall be in writing (including by facsimile or other electronic transmission approved by Bank). All notices shall be sent by regular U.S. mail or certified mail prepaid, by facsimile or other electronic transmission approved by Bank, by hand delivery, by Federal Express (or other comparable domestic or international delivery service) prepaid to the applicable address, facsimile number or electronic mail address set forth on the signature page hereof in the case of the Account Party. All notices to Bank shall be directed to (i) the office of Bank issuing the Letter of Credit and (ii) if Bank approves of receiving notices by email, to the email address of Bank provided from time to time by Bank to the Account Party, in each case with a copy to: Wells Fargo Corporate Banking, [*****], Attn: [*****], [*****] Bank may, but shall not be obligated to, require authentication of any electronic transmission. Notices sent by hand, Federal Express (or other comparable domestic or international delivery service) or certified mail shall be deemed to have been given when received; notices sent by regular U.S. mail shall be deemed to have been received five (5) days after deposit into the U.S. mail; notices sent by facsimile or other electronic transmission shall be deemed to have been given when sent and receipt has been confirmed. The Account Party or Bank may change its address for notices by notifying the other of the new address in any manner permitted by this Section. Unless otherwise agreed by Bank, Bank in its discretion may accept an Application or seek or receive Instruction from, or give or send notice to, the Account Party regarding a Letter of Credit issued 37 17103949v6 for its account, including, without limitation, any amendment thereto or waiver of any discrepancy thereunder, and the Account Party shall be bound by and hereby affirms the Instructions of the other. The Account Party irrevocably consents that service of process may be made by registered or certified mail directed to it at the address of its agent for service of process, [*****]. 20. WAIVER AND AMENDMENTS. No modification, amendment or waiver of, or consent to any departure by Bank or the Account Party from, any provision of any Credit Document will be effective unless made in a writing signed by the Account Party (in the case of Bank) or Bank (in the case of the Account Party), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No party’s consent to any amendment, waiver or modification shall mean that such party will consent or has consented to any other or subsequent request to amend, modify or waive a term of any Credit Document. No delay by any party in exercising any of its rights or remedies shall operate as a waiver, nor shall any single or partial waiver of any right or remedy preclude any other further exercise of that right or remedy, or the exercise of any other right or remedy. 21. SUCCESSORS AND ASSIGNS. Each Credit Document to which the Account Party is a party will be binding on the Account Party’s successors and permitted assigns, and shall inure to the benefit of the respective successors and permitted assigns of the Account Party and Bank. Except as provided in the last sentence of this Section 21, Bank may assign its rights and obligations under each Credit Document, including its rights to reimbursement regarding any Letter of Credit, in whole or in part, with the Account Party’s consent; provided that the Account Party shall be deemed to have consented to any such assignment unless it objects by written notice to Bank within ten (10) Business Days after having received notice thereof; and, provided further, that the Account Party’s consent to an assignment to any Person shall not be required if (i) the assignment is to an affiliate of Bank or (ii) an Event of Default has occurred and is continuing. Bank may sell to one or more Persons participations in or to all or a portion of its rights and obligations under the Credit Documents without the Account Party’s consent. Any assignment in violation of this Section 21 shall be void. The Account Party shall not assign or transfer any of its interests, rights or remedies related to any Credit Document, in whole or in part, without the prior written consent of Bank. Any Person to whom Bank delegates its obligation to issue a Letter of Credit must be a bank that is on the List of Qualified U.S. Financial Institutions maintained by the Securities Valuation Office of the National Association of Insurance Commissioners. 22. SEVERABILITY. Whenever possible, each provision of each Credit Document shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of any Credit Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of such Credit Document. 23. ENTIRE AGREEMENT. This Agreement, together with the other Credit Documents and any other agreement, document or instrument referred to herein, constitute the final, exclusive and entire agreement and understanding of, and supersede all prior or contemporaneous, oral or written, agreements, understandings, representations and negotiations between, the parties relating to the subject matter of the Credit Documents, provided that this Agreement shall not supersede any reimbursement agreement (however titled) that has been entered into specifically with respect to any “direct pay” standby letter of credit or other similar standby letter of credit where the terms of such reimbursement agreement have been drafted to specifically address the particular attributes of, or the particular circumstances of the underlying transaction supported by, such standby letter of credit. 24. AMENDMENT AND RESTATEMENT; NO NOVATION. This Agreement constitutes an amendment and restatement of the Existing Agreement, effective from and after the Closing Date. The 38 17103949v6 execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Bank under the Existing Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Closing Date, the letter of credit facility described in the Existing Agreement shall be amended, supplemented, modified and restated in its entirety by the letter of credit facility described herein, without any further action by any Person, and all obligations of the Account Party outstanding as of such date under the Existing Agreement shall be deemed to be obligations outstanding under the letter of credit facility described herein. Each Existing Letter of Credit issued for the account of the Account Party and outstanding on the Closing Date will continue and be deemed Issued under this Agreement for the account of the Account Party. [signature pages intentionally omitted] 39 17103949v6

Annex B [*****]

Annex C [*****]